Exhibit 99.1

iSun, Inc 400 Avenue D, Suite 10 Williston VT, 05495

FOR IMMEDIATE RELEASE:

iSun, Inc. Announces Reverse Stock Split

WILLISTON, VT, April 24, 2024 (BUSINESS WIRE) — iSun, Inc. (NASDAQ: ISUN) (the “Company,” or “iSun”), a leading solar energy and clean mobility infrastructure company with 50-years of experience accelerating the adoption of innovative electrical technologies, today announced that it will effect a 1-for-20 reverse stock split of its issued Common Stock, effective at 9:00 a.m. Eastern Time on Friday, April 26, 2024. Beginning Friday, April 26, 2024, the Company’s Common Stock will trade on a split-adjusted basis.

At the Company’s Special Meeting of Stockholders held on February 27, 2024, the Company’s stockholders approved a proposal to authorize a reverse stock split of the Company’s Common Stock, at a ratio of not less than 1-for-6 and not more than 1-for-20 as to be determined by the Company’s Board of Directors. The Board of Directors approved a 1-for-20 reverse split ratio, and on Wednesday, April 24, 2024, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to effect the reverse stock split effective as of 9:00 a.m. Eastern Time on Friday, April 26, 2024 (the “Effective Time”).

The Company’s Board of Directors implemented the reverse stock split with the objective of regaining compliance with the $1.00 minimum bid price requirement of The Nasdaq Capital Market. The Company has until May 13, 2024 to comply with this requirement. To evidence compliance with this requirement, the closing bid price of the Company’s Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days by May 13, 2024.

The Company’s shares of Common Stock will continue to trade on The Nasdaq Capital Market under the symbol “ISUN.” The new CUSIP number for the Company’s Common Stock post-reverse stock split is 465246 205.

As a result of the reverse stock split, every twenty shares of the Company’s Common Stock will automatically be combined into one share of Common Stock. The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage ownership interest in the Company’s equity, except to the extent that the reverse stock split results in any of our stockholders receiving whole shares in lieu of fractional shares, as discussed below. Any fraction of a share of Common Stock that would be created as a result of the reverse stock split will be rounded up to the next whole share. There will not be a reduction in the total number of authorized shares of Common Stock.

As of the Effective Time, the number of shares of Common Stock available for issuance under the Company’s equity incentive plans and issuable pursuant to equity awards immediately prior to the reverse stock split will be proportionately adjusted by the reverse stock split. The exercise prices of the Company’s outstanding options will be adjusted in accordance with their respective terms.

The combination of, and reduction in, the number of issued shares of Common Stock as a result of the reverse stock split will occur automatically at the Effective Time without any additional action on the part of our stockholders. The Company’s transfer agent, Continental Stock Transfer and Trust Company is acting as the exchange agent for the reverse stock split and will send stockholders a transaction statement indicating the number of shares of Common Stock stockholders hold after the reverse stock split. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to such broker’s particular processes, and will not be required to take any action in connection with the reverse stock split. Additional information regarding the reverse stock split is available on the Form 8-K filed today, as well as in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 29, 2024, a copy of which is available at www.sec.gov and on the Company’s website.

iSun, Inc 400 Avenue D, Suite 10 Williston VT, 05495

About iSun, Inc.

Since 1972, iSun has accelerated the adoption of proven, life-improving innovations in electrification technology. iSun has been the trusted electrical contractor to Fortune 500 companies for decades and has installed clean rooms, fiber optic cables, flight simulators, and over 400 megawatts of solar systems. The Company has provided solar EPC services across residential, commercial & industrial, and utility scale projects and provides solar electric vehicle charging solutions for both grid-tied and battery backed solar EV charging systems. iSun believes that the transition to clean, renewable solar energy is the most important investment to make today and is focused on profitable growth opportunities. Please visit www.isunenergy.com for additional information.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

IR Contact:

IR@isunenergy.com